UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2023, Nova LifeStyle, Inc., a Nevada corporation (the “Company”), held its 2023 Annual Meeting of Shareholders (the “Meeting”). A quorum was present at the meeting as required by the Amended and Restated Bylaws, as amended, of the Company. The final voting results of the matters submitted to a shareholder vote at the meeting are as follows:

Proposal 1: Election of Directors

The following five individuals were elected to the Board of Directors of the Company to serve as directors until the 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified by votes as follows:

Nominees	Votes Cast For*	Votes Withheld*	Broker Non-Votes*
Min Su	2,294,975	76,304	1,431,940
Thanh H. Lam	2,302,960	68,319	1,431,940
Ming-Cherng Sky Tsai	2,314,700	56,579	1,431,940
Huy (Charlie) La	2,295,258	76,201	1,431,940
Umesh Patel	2,309,700	61,579	1,431,940

* The share numbers are based on shares of common stock of the Company outstanding on April 10, 2023, the record date of the Meeting, which is prior to the reverse stock split effected by the Company on May 22, 2023.

Proposal 2: Approval and Ratification of the Appointment of WWC, P.C. as the Company’s Independent Registered Public Accounting Firm

The shareholders approved and ratified the appointment of WWC, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, as follows:

For	Against	Abstain	Broker Non-Votes
3,686,763	114,956	1,500	N/A

Proposal 3: Advisory Vote on the Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
2,283,552	83,927	3,800	1,431,940

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Thanh H. Lam
Thanh H. Lam
Chairperson, President and Chief Executive Officer

Date: June 13, 2023